Exhibit 99.1

RECONCILIATION OF REPORTED GAAP EARNINGS PER DILUTED SHARE TO ADJUSTED EARNINGS PER DILUTED SHARE (Q1 06 - Q4 06)

A reconciliation of reported GAAP EPS to Adjusted Diluted EPS is provided at the end of this presentation The adjusted diluted earnings per share amounts presented above for Q1 -Q4 2006 are different from those previously reported, as prior amounts were adjusted for the effects of FAS 123R. ADJUSTED DILUTED EARNINGS PER SHARE (Q1 05 - Q1 07) Q1 05 Q2 05 Q3 05 Q4 05 Q1 06 Q2 06 Q3 06 Q4 06 Q1 07 Adjusted Fully Taxed EPS 0.27 0.29 0.36 0.37 0.308 0.35 0.36 0.42 0.33 * * * * *Prior to the adoption of FAS 123R.

The adjusted diluted earnings per share amounts presented above for Q1 -Q4 2006 are different from those previously reported, as prior amounts were adjusted for the effects of FAS 123R. A description and discussion of the purpose and uses for Adjusted Diluted EPS is provided in Integra's Current Report on Form 8-K filed with the Securities and Exchange Commission on May 9, 2007. This Current Report on Form 8-K is available on the "SEC Filings" page of the Investor Relations Section of our website at www.Integra-LS.com. A reconciliation of reported GAAP EPS to Adjusted Diluted EPS is available in the Quarterly Financial Summary presentation on the "Presentations and Webcasts" page of the Investor Relations section of our website. Adjusted Diluted Earnings Per Share 17% 26% 38% 23% 14% 19% -1% 12% 7% Q1 05 Q2 05 Q3 05 Q4 05 Q1 06 Q2 06 Q3 06 Q4 06 Q1 07 Adjusted Fully Taxed EPS 0.27 0.29 0.36 0.37 0.308 0.35 0.36 0.42 0.33 Year over Year Growth * * * * *Prior to the adoption of FAS 123R.